SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 29, 2009

Eastman Kodak Company
(Exact name of registrant as specified in charter)

New Jersey	1-87	16-0417150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
343 State Street, Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant’s telephone number, including area code (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On January 29, 2009, Eastman Kodak Company issued a press release describing its financial results for its fourth fiscal quarter ended December 31, 2008.  Copies of the press release and financial discussion document are attached as Exhibits 99.1 and 99.2, respectively, to this report.

Within the Company's fourth quarter 2008 press release, the Company makes reference to certain non-GAAP financial measures including “Fourth quarter cash generation before dividends”, “Fourth quarter digital revenue”, “Fourth quarter traditional revenue”, “Full-year digital revenue”, “Full-year traditional revenue” and “1st half of the year digital revenue growth”, which have directly comparable GAAP financial measures.  The Company believes that these measures represent important internal measures of performance.  Accordingly, where these non-GAAP measures are provided, it is done so that investors have the same financial data that management uses with the belief that it will assist the investment community in properly assessing the underlying performance of the Company on a year-over-year and quarter-sequential basis.  Whenever such information is presented, the Company has complied with the provisions of the rules under Regulation G and Item 2.02 of Form 8-K.  The specific reasons, in addition to the reasons described above, why the Company's management believes that the presentation of the non-GAAP financial measures provides useful information to investors regarding Kodak's financial condition, results of operations and cash flows are as follows:

Fourth quarter digital revenue / Fourth quarter traditional revenue / Full-year digital revenue / Full-year traditional revenue / 1st half of the year digital revenue growth - Due to the Company's ongoing digital transformation, management views the Company’s performance based on digital revenue growth.  These measures form the basis of internal management performance expectations and certain incentive compensation.  Accordingly, the Company believes that the presentation of this information is useful to investors as it provides them with the same financial data that management uses to assess the Company’s growth on a year-over-year and quarter-sequential basis, as the Company continues this digital transformation.

Fourth quarter cash generation before dividends - The Company believes that the presentation of fourth quarter cash generation before dividends is useful information to investors as it facilitates the comparison of cash flows between reporting periods.  In addition, management utilizes these measures as a tool to assess the Company's ability to repay debt, repurchase its own common stock and fund acquisitions and investments, after it has satisfied its working capital needs (including restructuring-related payments), capital expenditures, and dividends.  The fourth quarter cash generation before dividends measure equals net cash (used in) / provided by continuing operations from operating activities, as determined under Generally Accepted Accounting Principles in the U.S. (U.S. GAAP), minus capital expenditures, plus proceeds from the sale of assets and certain businesses and other settlements / agreements not otherwise included in U.S. GAAP cash flow (used in) / provided by continuing operations from operating activities, plus net cash flow generated by divested businesses through the date of divestiture to the extent such business divestitures would be categorized as discontinued operations, minus cash flow from the operations of significant acquisitions or strategic alliances completed during the year.  Finally, cash generation before dividends forms the basis of internal management performance expectations and certain incentive compensation.  Accordingly, the Company believes that the presentation of this information is useful to investors as it provides them with the same data as management uses to facilitate their assessment of the Company's cash position.

Item 9.01.  Financial Statements and Exhibits

(c)   Exhibits

Exhibit 99.1	Press release issued January 29,	Furnished with
	2009 regarding financial results	this document
for the fourth quarter of 2008

Exhibit 99.2	Financial discussion document issued	Furnished with
	January 29, 2009 regarding financial	this document
results for the fourth quarter of
2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

		By:	/s/ Diane E. Wilfong
		Name:	Diane E. Wilfong
		Title:	Chief Accounting Officer
and Controller

Date:	January 29, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued January 29, 2009 regarding financial results for the fourth quarter of 2008

99.2	Financial discussion document issued January 29, 2009 regarding financial results for the fourth quarter of 2008